EXHIBIT 10.14


                        Memorandum of Understanding (MOU)
                                     between
             Battelle Memorial Institute, Pacific Northwest Division
                                       and
                             Ocean Power Corporation

A. Purpose
   -------

The purpose of this Memorandum of Understanding (hereinafter "MOU") is to establish a collaborative relationship between Battelle Memorial Institute, Pacific Northwest Division (hereinafter 'Battelle"), and Ocean Power Corporation (hereinafter "Ocean Power"). The goal of this MOU is to facilitate the parties' evaluation of ozone generators that were developed by Kharkiv Physical Technical Institute ("KIPT") under a contract between Battelle and KIPT, funded by the U.S. Department of Energy (DOE) Initiatives for Proliferation Prevention (IPP) Program.

B. Activities
   ----------

1. Under the terms of a (1) Non-Disclosure Agreement between the parties, effective August 4, 2000 and (i1) Government Furnished Property Agreement between the parties, effective October 6, 2000, Battelle will ship and deliver to Ocean Power three (3) ozone generators developed by KIPT.

2. Ocean Power will develop field tests to determine the efficacy of the KIPT ozone generators in various commercial applications.

3. Battelle will provide to Ocean Power all KIPT reports and any other pertinent documents related to the KIPT ozone generators, subject to KIPT's approval,

4. Ocean Power will test the KIPT ozone generators over a two (2) month period, which shall begin upon their receipt of the ozone generators. Ocean Power will then provide Battelle with a written evaluation and data within one (1) month after Ocean Powers completion of such tests.

5. Battelle will review the written evaluation and data provided by Ocean Power and will develop a path forward, which may include a Thrust II project under the IPP Program, an IPP CRADA, license negotiations compatible with the licensing terms of the IPP Program, or other business arrangement between the parties.

C. Expenses
   --------

Each party shall bear its own costs incurred in performance of this MOU, unless other arrangements are agreed to in writing by the parties. This MOU shall not be used by either party to obligate or commit funds.

D. Intellectual Property
   ---------------------

No rights of any kind whatsoever in any invention, copyright, trade secret or any other form of intellectual property (collectively defined as "IP") are granted or transferred under this MOU.

E. No Additional Commitments
   -------------------------

This MOU is not intended to limit or restrict activities of any sector, business unit, division, subsidiary or affiliate of the parties. Other organizations may be invited to participate through a subcontract or other arrangement with either of the parties in pursuing the activities described in this MOU.

Nothing contained in this MOU is intended to preclude either party from quoting and offering for sale, or from selling to others, any item or service that it may otherwise offer for sale now and In the future.

F. No Agency
   ---------

This MOU is not intended to directly or indirectly constitute, create or give effect to, or otherwise imply a joint venture, corporation, partnership, contract or any form of formal business entity, other than the collaborative relationship set forth herein. Each party to this MOU will act as an independent contractor. Neither party to this MOU is intended to have, or is granted by the other party, any authority or control over the other party, nor shall either party have the power to bind the other party. Nothing contained in this MOU is intended to be construed as providing for the sharing of profits or losses arising from the efforts of either of the parties hereto.

G. Publicity and Publications
   --------------------------

Press releases, media announcements, and advertising by the parties, pertaining to this MOU, or the activities hereunder, shall be mutually approved in writing by the parties prior to release. The Battelle name and Battelle logo shall not be used without the express prior written consent of Battelle.

H. Points of Contact
   -----------------

Primary points of contact between the Parties under this MOU are as follows.

----------------------------------------------------------------------------------------
Regular          Ocean Power Corporation            Battelle, Pacific Northwest Division
Mail             ATTN: Robert Campbell              ATTN: Patricia Godoy-Kain
(POC)            500 Robert J. Mathews Parkway      Mailstop K8-46
                 El Dorado Hills, CA 95762          P.O. Box 999
                                                    Richland, WA 99352
----------------------------------------------------------------------------------------
Over-            same as above                      Battelle, Pacific Northwest Division
night                                               ATTN, Patricia Godoy-Kain
Delivery                                            Mailstop K8-16
(POC)                                               902 Battelle Blvd.
                                                    Richland, WA 99352
----------------------------------------------------------------------------------------
Phone            (916) 933-8100                     (509) 372-4320
----------------------------------------------------------------------------------------
Facsimile        (916) 933-8177                     (509) 372-4316
----------------------------------------------------------------------------------------
E-Mail           rlcampbell@powerco.com             patricia.godoy-kain@pni.gov
----------------------------------------------------------------------------------------

I. Term of MOU
   -----------

This MOU may be terminated at any time by either party for any reason upon written notice to the other party. The MOU will automatically expire six (6) months from the effective date of this MOU, unless extended by written mutual consent. The effective date of this MOU shall be the date signed by the party loot signing this MOU. All modifications to this MOU will be in writing and signed by both parties,

This MOU constitutes the only agreement between the parties, and represents the entire agreement on this subject.

Battelle Memorial Institute                   Ocean Power Corporation
Pacific Northwest Division

By: /s/ Karen L. Hoewing                      By: /s/ J. Michael Hopper
------------------------                      -------------------------

Printed Name: Karen L. Hoewing                Printed Name: J. Michael Hopper

Title:  Contracting-Officer                   Title:  (illegible)

Date:   October 11, 2000                      Date:   October 12, 2000